EXHIBIT 3(c)

                                     FORM OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        SANDBOX ENTERTAINMENT CORPORATION

                     Pursuant to the General Corporation Law
                            of the State of Delaware


      Sandbox Entertainment Corporation was originally incorporated in Delaware under the name Sandbox Entertainment Corporation by filing its original Certificate of Incorporation with the Delaware Secretary of State on April 18, 1996, which was thereafter amended by that certain Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on April 22, 1997. This Restated Certificate of Incorporation ("Certificate") restates, integrates and further amends the Corporation's prior Certificate of Incorporation and was duly adopted by the Corporation's Board of Directors with the approval of the stockholders in accordance with Delaware General Corporation Law Sections 242 and 245.


                                    ARTICLE I

      The name of the Corporation shall be Sandbox Entertainment Corporation.




      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent is The Corporation Trust Company.


                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

      The aggregate number of shares that the Corporation shall have authority to issue is Thirteen Million (13,000,000) divided into Ten Million (10,000,000) shares of Common Stock, each with par value of $.001 ("Common Stock"), and
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Three  Million  (3,000,000)  shares of Preferred  Stock,  each with par value of
$.001 ("Preferred Stock"). Effective as of the date of filing of this Certificate with the Delaware Secretary of State, each share of Common Stock and Preferred Stock then outstanding shall be deemed to be divided into 0.400 shares of Common Stock or Preferred Stock, as the case may be; provided, however, that in lieu of delivering any fractional share, the Corporation shall pay in cash the fair value of such fractions based on the fair value of such shares, as determined by the Board of Directors.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by The General Corporation Law of Delaware. Without limiting the generality of the foregoing, except as otherwise provided herein or in the resolutions providing for the issuance of any series of Preferred Stock, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

      Each holder of Common Stock and Preferred Stock, other than the holders of record of the Common Stock and the Preferred Stock immediately prior to the filing of this Restated Certificate of Incorporation with the Delaware Secretary of State, shall, subject to the rules and regulations promulgated by the Securities and Exchange Commission, be deemed to have agreed to receive all stockholder reports and communications, including but not limited to all prospectuses, quarterly and annual reports and proxy statements, by delivery of such materials to such holder's last known mailing address or electronic mail address, at the Corporation's discretion, listed on the Corporation's records, or by delivery of a notice to such mailing address or electronic mailing address, at the Corporation's discretion, which directs such holder to a specific Web address where such materials can be found, read and printed.


                                    ARTICLE V


      Six Hundred Thousand (600,000) shares of the authorized and unissued Preferred Stock are hereby designated Series A Preferred Stock ("Series A Preferred Stock") with the following rights and limitations.

      1. Definitions. For purposes of this Article V, the following definitions shall apply:
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            (a) "Company" shall mean the Corporation.

            (b)   "Convertible   Securities"   shall  mean  any   evidences   of
indebtedness, shares or other securities (other than shares of Series A Preferred Stock) convertible into or exchangeable for Common Stock.

            (c) "Employee Sale" shall mean the sale or grant of any right to purchase (including any option or warrant) shares of Common Stock to any employee, officer or director of, or consultant to, the Company pursuant to any employee, officer, director or consultant plan or agreement adopted or approved by the Board of Directors of the Company, and any exercise of any such right. Employee Sale shall also mean the sale or grant of any right to purchase (including any option or warrant) shares of Common Stock or Preferred Stock to any bank, equipment lessor or other similar financial institution, and not to a related party, if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors.

            (d) "Liquidation Preference" shall mean Two Dollars ($2.00) per share for the Series A Preferred Stock.

            (e) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

            (f) "Original Issue Date" shall mean February 13, 1996 for the Series A Preferred Stock..

            (g) "Original Issue Price" shall mean Two Dollars ($2.00) per share for the Series A Preferred Stock.

      2. Dividends.

            (a) Dividend Preference. The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets at the time legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of nine percent (9%) of the Original Issue Price per share per annum or, if greater (as determined on an as-converted basis for the Series A Preferred Stock), an amount equal to that paid on the outstanding shares of Common Stock of this Corporation, when, as and if declared by the Board of Directors, provided, however, that (i) the Board of Directors is under no obligation to pay dividends to such holders, (ii) such dividends, if any, shall be noncumulative and (iii) in no event shall any dividend be declared or paid with respect to the Series A Preferred Stock until after the second (2nd) anniversary of the date that this Restated Certificate of Incorporation is filed with the Delaware Secretary of State. No rights shall accrue to the holders of the Series A Preferred Stock if dividends are not declared in any prior year. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. If and to the extent that
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the Board of  Directors of the Company  shall  declare and set aside for payment any other and further amount of cash or property as a distribution, such distribution shall be made with equal priority to the Common Stock and the Series A Preferred Stock, with each share of Series A Preferred Stock being treated for such purpose as if it had been converted into Common Stock at the then-effective Series A Conversion Rate (as defined below). For such purpose, all shares of Series A Preferred Stock held by each holder of Series A Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.

            (b) Priority of Dividends. The Company shall make no Distribution (as defined below) to the holders of shares of Common Stock in any fiscal year unless and until dividends shall have been paid, or declared and set apart, upon all shares of Series A Preferred Stock.

            (c) Distribution. As used in this section, "Distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

            (d) Consent to Certain Distributions. The holders of outstanding shares of Series A Preferred Stock shall be deemed to have consented to all distributions or payments to existing or terminated employees, consultants, officers and directors of the Company in connection with the termination of employment by or services to the Company and relating to the repurchase of shares of capital stock issued to or held by such individuals pursuant to agreements with the Company for such repurchases.

      3. Liquidation Rights.

            (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Series A Preferred Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus an amount equal to all declared and unpaid dividends thereon, if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Common Stock.

            (b) Priority. If upon the liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and the holders of any other series of Preferred Stock entitled to participate pari passu with the holders of the Series A Preferred Stock, in proportion to the numbers of shares of Preferred Stock held by them multiplied by the Liquidation Preference for such shares of Preferred Stock.
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            Remaining  Assets.  After the  payment  to the  holders  of Series A
Preferred Stock of the full Liquidation Preference specified herein, and any other preferential amounts with respect to any other series of Preferred Stock, any remaining assets of the Company shall be distributed ratably to the holders then outstanding Common Stock, Series A Preferred Stock and any other series of Preferred Stock designated as participating with respect to the remaining assets on liquidation, with each share of Preferred Stock being treated for such purpose as if it had been converted into Common Stock at the then effective Series A Conversion Rate (as defined below) or designated conversion rate for any other series of Preferred Stock. For such purpose, all shares of Preferred Stock held by each participating holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.

      4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into that number of fully-paid and nonassessable shares of Common Stock that is equal to Two Dollars ($2.00) divided by the appropriate Series A Conversion Price (as hereinafter defined). The Series A Conversion Price for the Series A Preferred Stock shall be Two Dollars ($2.00) and shall be subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "Series A Conversion Rate.") Upon any decrease or increase in the Series A Conversion Price or the Series A Conversion Rate, as described in this Section 4, the Series A Conversion Rate or Series A Conversion Price, as the case may be, shall be appropriately increased or decreased.

            (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Rate for such share immediately upon the consummation of a firmly underwritten public offering on Form S-1 (or successor form) that gives the Company a market valuation of at least $25 million and results in proceeds to the Company in the public offering of at least $5 million (net of underwriting discounts and commissions and offering expenses) (a "Qualifying Public Offering").

            (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such
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shares  and  whether  or not  the  certificates  representing  such  shares  are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

      The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series A Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of such securities.

            (d) Adjustments to Series A Conversion Price for Diluting Issues.

                  (i) Special Definition. For purposes of this paragraph 4(d), "Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                        (1) shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock;

                        (2) shares of Common Stock issued or issuable in an Employee Sale;

                        (3) shares of Common Stock issued or issuable as a dividend or distribution on Series A Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(d)(vi), (vii) or (viii) hereof,
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                  (ii) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than or equal to the Series A Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock.

                  (iii) Deemed Issue of Additional Shares of Common.

                        (1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 4(d)(v) hereof) of such Additional Shares of Common would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                              (a)  no  further   adjustment   in  the  Series  A
Conversion  Price  shall  be made  upon  the  subsequent  issue  of  Convertible
Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (b) if such Options or  Convertible  Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (c) no  readjustment  pursuant to clause (b) above
shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;
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                              (d) upon the expiration of any such Options or the
conversion or exchange rights of such Convertible Securities which shall not have been exercised, the Series A Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                    (i) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (ii) in the case of Options for  Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised, and

                              (e) if such  record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Conversion Prices shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

                        (2) Stock Dividends. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, and with respect to which no similar Common Stock dividend is to be distributed to holders of Series A Preferred Stock, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                  (iv) Adjustment of Series A Conversion  Price Upon Issuance of
Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be
issued  pursuant  to  paragraph  4(d)(iii))  without   consideration  or  for  a
consideration per share less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the applicable Series A Conversion Price shall be reduced, concurrently with such issue, to
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a price (calculated to the nearest cent) determined by multiplying such Series A
Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; and provided further that, for the purposes of this paragraph 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options, Preferred Stock and Convertible Securities, as the case may be, shall be deemed to be outstanding Common Stock, and immediately after any Additional Shares of Common are deemed issued pursuant to paragraph 4(d)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                        (1) Cash and Property. Such consideration shall:

                              (a) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (b) insofar as it consists of property  other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (c) in the event  Additional  Shares of Common are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board.

                        (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                              (a)  the  total  amount,   if  any,   received  or
receivable by the Corporation as consideration  for the issue of such Options or
Convertible  Securities,   plus  the  minimum  aggregate  amount  of  additional
consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by
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                              (b) the maximum  number of shares of Common  Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (3) Stock Dividends. Any Additional Shares of Common deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                  (vi) Adjustments for Subdivisions or Combinations of Common. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Series A Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Series A
Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

                  (vii) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock then converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred Stock.

                  (viii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

            (e) No Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section (4) and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of the Series A Preferred Stock against impairment.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Series A Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

            (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such event (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above.

      Each such written notice shall be given by first class mail, postage prepaid, addressed to he holders of Series A Preferred Stock at the address for each such holder as shown on the books of this Corporation.

            (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      5. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

            (a) Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Series A Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, unless otherwise required by applicable law. The holders of the Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted), shall be disregarded.

            (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

            (c) Election of Directors. The holders of the Series A Preferred Stock, voting together as a single class, shall be entitled to elect one director. Except as otherwise provided in a certificate of designation for another series of Preferred Stock, all other directors, and any vacancies on the Board of Directors, shall be filled by vote of the holders of the Common Stock and the Series A Preferred Stock, voting together as a single class.

      6. Amendments and Changes.

            (a) No Series Voting. Other than as provided by law, there shall be no series voting.

            (b) Approval by Class. As long as any of the Series A Preferred Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of two-thirds (66-2/3%) of the total number of shares of the Series A Preferred Stock then outstanding:

                  (i) alter or change the rights, preferences or privileges of the holders of Preferred Stock materially or adversely;

                  (ii) amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation or Bylaws;

                  (iii) increase the authorized number of shares of Preferred Stock;

                  (iv) authorize,  create or issue shares of any class or series of stock having any preference or priority equal or superior to the Series A Preferred Stock with respect to voting, redemption, dividends, or upon liquidation; or

                  (v) amend this Section 6(b).

            (c) Consent of Class. Consent of the holders of at least two-thirds of all outstanding Series A Preferred Stock shall be required for

                  (i)   any   merger,   consolidation,    or   other   corporate
reorganization in which the shareholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation; or

                  (ii) any transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred or in which all or substantially all of the assets of the Corporation are sold.

      7. Notices. Any notice required by the provisions of this Article V to be given to the holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

                                   ARTICLE VI

1. The business and affairs of this Corporation shall be conducted by a Board of Directors, the size of which shall be as established from time to time as set forth in the Corporation's Bylaws.


                                   ARTICLE VII

1. The known place of business of the Corporation is as follows: 2231 East Camelback Road, Suite 324, Phoenix, Arizona 85016. Said place of business shall be subject to change hereafter in accordance with applicable law.
                                       13
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                                  ARTICLE VIII

      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of an unlawful dividend or the an unlawful repurchase of stock pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.

      No repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall adversely affect any right or protection of a director existing at the time of such repeal or modification.


                                   ARTICLE IX

      The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Delaware as then in effect.

      No repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.


                                    ARTICLE X

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

      Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter, amend, rescind or repeal the bylaws of the corporation.


                                   ARTICLE XII

      Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.


                                  ARTICLE XIII

      The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XIV

      The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.



      The undersigned, being the President of the Corporation, does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set his hand this ____ day of ________, 1997.



                                        By:
                                            ------------------------------------
                                                  Chad M. Little, President
                                       15